CONSENT TO SUBLEASE

This Agreement is entered into as September 18,1995 by and among THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES, a New York corporation ("Lessor"), and VIKING PRESS, INC. a Minnesota corporation ("Sublessor").

Sublessor is the Tenant under a Lease dated as of June 17, 1991, as amended by an Amendment No. 1 to Lease dated December 11, 1992, and an Amendment No. 2 to Lease dated March 30, 1994, (the "Prime Lease"), under which Lessor demised to the Sublessor certain space (the "Premises") in the building known as Washington Square and located at 7500-7588 Washington Avenue South, Eden Prairie, Minnesota, 55344.

Sublessor proposes to sublease a portion of the Premises to Amcom Corporation ("Sublessee"), and has requested Lessor's consent to the sublease.

Lessor hereby consents to the subletting by Sublessor to Sublessee, pursuant to a sublease (the "Sublease") a copy of which is attached hereto, of a portion of the Premises as shown and marked on the floor plan attached to the Sublease (the "Sublet Space"). Lessor's consent is subject to and upon the following terms and conditions, as to each of which Sublessor and Sublessee expressly agree:

1.  Nothing contained in this agreement shall

         (a) operate as a consent to or approval or ratification by Lessor of any of the provisions of the Sublease or as a representation or warranty by Lessor, and Lessor shall not be bound or estopped in any way by the provisions of the Sublease, or

         (b) be construed to modify, waive or affect (i) any of the provisions, covenants or conditions in the Prime Lease, (ii) any of Sublessor's obligations under the Prime Lease, or (iii) any rights or remedies of Lessor under the Prime Lease or otherwise or to enlarge or increase Lessor's obligations or Sublessor's rights under the Prime Lease or otherwise, or

         (c) be construed to waive any present or future breach or default on the part of Sublessor under the Prime Lease. In case of any conflict between the provisions of this agreement and the provisions of the Sublease, the provisions of this agreement shall prevail unaffected by the Sublease.

2.  This consent is not assumable.

3. The Sublease shall be subject and subordinate at all times to the Prime Lease and to all of its provisions, covenants and conditions. In case of any contact between the provisions of the Prime Lease and the provisions of the Sublease, the provisions of the Prime Lease shall prevail unaffected by the Sublease.

4. Neither the Sublease nor this consent shall release or discharge Sublessor from any liability under the Prime Lease and Sublessor shall remain liable and responsible for the full performance and observance of all of the provisions, covenants and conditions set forth in the Prime Lease on the part of Sublessor to be performed and observed. Any breach or violation of any provision of the Prime Lease by Sublessee shall be deemed to be and shall constitute a default by Sublessor in fulfilling such provision.

5. This consent shall not be construed as a consent by Lessor to any further subletting either by Sublessor or Sublessee. The Sublease may not be assigned, renewed or extended nor shall the Premises or Sublet Space, or any part thereof, be further sublet without the prior written consent of Lessor thereto in each instance.

6. As used in this consent, the term "Prime Lease" shall include all of the exhibits and any amendments to the Prime Lease.

SUBLESSOR                                                     SUBLESSEE

VIKING PRESS, INC.                                   AMCOM CORPORATION


By___________________________               By____________________________
  Its________________________                 Its_________________________


LESSOR

THE EQUITABLE LIFE ASSURANCE
SOCIETY OF THE UNITED STATES


By____________________________
  Its__________________________




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

                                    SUBLEASE

1.       Parties

         This Sublease is entered into as of the 18th day of September, 1995, by and between Viking Press, Inc., (Sublessor) and Amcom Corporation, a Minnesota corporation (Sublessee) subject to the primary lease between Viking Press Inc., a Minnesota corporation as lessee and The Equitable Life Assurance Society of the United States, a New York corporation (Lessor) entered into June 17, 1991, and certain Amendment No.1 to Lease dated December 11, 1992, and Amendment No. 2 to Lease dated March 30, 1994, pursuant to the terms of which Lessor leased to Lessee certain premises in the building known as Washington Square and located at 7500 - 7588 Washington Avenue S., Eden Prairie, Minnesota 55344. A copy of said Lease is attached hereto, and made a part hereof, and marked Exhibit A, and will hereinafter be referred to as the "Prime Lease".

2.       Provisions Constituting Sublease

         (a) This Sublease is subject to all of the terms and conditions of the Lease in Exhibit A, except as specifically stated otherwise herein and Sublessee shall assume and perform the obligations of Sublessor's (Lessee) in the Prime Lease, to the extent said terms and conditions are applicable to the premises subleased pursuant to this Sublease. Sublessee shall not commit or permit to be committed on the subleased premises any act or omission which shall violate any term or condition of the Prime Lease. In the event of the termination of Sublessor's interest as Lessee under the Prime Lease for any reason, then Sublessee (if in conforming use and good financial standing with respect to rental payments, i.e. not in default or having any liens against property) shall have the option to exercise either of the following alternatives within ten (10) days thereafter by written notice to Lessor;
                  1) to terminate this Sublease and vacate the Premises within thirty (30) days, or 2) assume Sublessor's Prime Lease obligations applicable to the Demised Premises (7524-7530 Washington Avenue South), neither of which shall release Sublessor from its obligations under the Prime Lease.

         (b) All of the terms and conditions contained in the Prime Lease are incorporated herein as terms and conditions of this Sublease (with each reference therein to Lessor and Lessee to be deemed to refer to Sublessor and Sublessee) and along with all of the following paragraphs set out in this Sublease, shall be the complete terms and conditions of this Sublease.

3.       Premises

         Sublessor leases to Sublessee and Sublessee hires from said Sublessor approximately 9,685 rentable square feet located at 7524-7530 Washington Avenue South situated in the City of Eden Prairie, County of Hennepin, State of Minnesota (Exhibit B), referred to as "Demised Premises", for the term of this Sublease Agreement



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

4.       Term

         4.1 The term of this Sublease shall be for a period of 34 months commencing on or about September 6, 1995, and ending on June 30, 1998, unless sooner terminated pursuant to any provision hereof.

         4.2 Delay in Commencement. Notwithstanding said commencement date, if for any reason, Sublessor cannot deliver possession of the Premises to Sublessee on said date, Sublessor shall not be subject to any liability therefore, nor shall such failure affect the validity of this Lease or the obligations of Sublessee hereunder or extend the term hereof but in such case Sublessee shall not be obligated to pay rent until possession of the Premises is tendered to Sublessee; provided, however, that if Sublessor shall not have delivered possession of the Premises within ninety (90) days from said commencement date, Sublessee may, at Sublessee's option, by notice in writing to Sublessor within ten (10) days thereafter, cancel this Sublease. If this Lease is canceled as herein provided, Sublessor shall return any monies previously deposited by Sublessee and the parties shall be discharged from all obligations hereunder.

         4.3 Early Possession. In the event that Sublessor shall permit Sublessee to occupy the Premises prior to the commencement date of the term, such occupancy shall be subject to all of the provisions of this Sublease. Said early possession shall not advance the termination date of this Sublease.


5.       Base Rent.

         Tenant shall pay Sublessor, in accordance with paragraph 5 of this Sublease, Base Rent according to the following schedule: $4.40 per square foot (net) payable in advance, in equal monthly installments of $3,551.17 commencing each and every month thereafter.

6. Additional Rent. Sublessee shall pay its proportionate share of, each and every month hereafter, additional rent due and payable by Sublessor pursuant to Article III of the Prime Lease as and when due and payable by Sublessor to the Lessor. Additional rent is estimated to be $2.30 p.s.f. for 1995.

7. Default In the event Sublessee defaults in any term or condition of this Sublease or the appropriate section of the Prime Lease, Sublessor shall have all of the rights and remedies of the Lessor as contained in the Prime Lease against the Sublessee.

         In the event that Sublessor defaults under the Prime Lease, Sublessee shall have the option to exercise either of the following alternatives within ten (10) days of written notice of default by Lessor; 1) to terminate this Sublease and vacate the Premises within thirty (30) days or, 2) assume all of Sublessor's Prime Lease obligations applicable to the Demised Premises (7518 Washington Avenue South).



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

8. Maintenance and Repair. Sublessee shall maintain and repair the subleased space in the same manner in which Sublessor is obligated to so maintain and repair pursuant to the Prime Lease.

9.       Security Deposit

         Sublessor shall deposit with Sublessor upon execution hereof the sum of Three thousand five hundred fifty one and 17/100 Dollars ($3,551.17) as security for Sublessee's faithful performance of Sublessee's obligations hereunder. If Sublessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Sublessor may become obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion of said deposit, Sublessee shall within ten (10) days after written demand therefore deposit cash with Sublessor in an amount sufficient to restore said deposit to the full amount hereinabove stated and Sublessee's failure to do so shall be a breach of this Sublease, and Sublessor may at his option terminate this Sublease. Sublessor shall not be required to keep said deposit separate from its general accounts. If Sublessee performs all of Sublessee's obligations hereunder, said deposit or so much thereof as had not theretofore been applied by Sublessor shall be returned without payment of interest for its use to Sublessee (or, at Sublessor's option, to the last assignee, if any, of Sublessee's interest hereunder) within ten
         (10) days after the expiration of the term hereof, or after Sublessee has vacated the Premises, which is later.

10.      Use.

         The Premises shall be used and occupied only for general office, light assembly, warehousing, and distribution of computer related products.

11. With respect to those undertakings of Sublessor in this sublease which correspond to those of the Landlord in the Prime Lease, Sublessor convents with Sublessee that, upon reasonable written notice from Sublessee of default in the performance or observance of any such undertakings by Sublessor, Sublessor will reasonably enforce its right against its Landlord under the Prime Lease.

12. Each party covenants and agrees with the other party not to do or commit any act which shall constitute a default under the Prime Lease and agrees to defend and save the other party harmless and indemnified from and against any and all liability, loss, costs, damage or expense, including reasonable attorneys' fees, arising out of or in connection with any act or failure to act which constitutes a default under the Prime Lease.

13.      Broker's Commission

         Sublessee represents and warrants to Sublessor that Sublessee has not contacted any real estate broker in connection with this transaction other than CB Commercial. Sublessor



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

         represents and warrants to Sublessee that Sublessor has not employed any broker with respect to this transaction other than Koll/Shelard, and that it shall indemnify Sublessee against and hold Sublessee harmless from any claim, loss, damage, cost or liability for any brokerage commission or fee asserted against Sublessee by the Brokers or any other Broker in connection with this transaction.

14.      Improvements

         Sublessor, at the sole cost of Sublessor shall see that all lighting is functional, mechanicals in working order, and turn over premises in broom-swept condition. Any other improvements or alterations made to the premises, shall be the responsibility of the Sublessee, and prior approval of such shall be submitted in writing by Sublessee to the Lessor (Landlord) before commencing improvements or alterations, and approval of such shall not be unreasonably withheld.

15.      Landlord Approval

         Landlord must approve all sublease agreements, which shall comply with the use clause of prime lease, not to be unreasonably withheld.

         Address:                              Viking Press, Inc.

                                               By:___________________________
                                                            Sublessor
         C/O BANTA ISG
         7000 Washington Ave. S.               Its:__________________________
         Eden Prairie, MN 55344

                                               Dated:________________________


         Address:                              Amcom Corporation

                                               By:___________________________

         Amcom Corporation                     Its:__________________________
         6205 Bury Drive
         Eden Prairie, Minnesota 55344         Date:_________________________



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